EXHIBIT 10.3
PARTICIPATION AGREEMENT
BY AND AMONG
UNITED DEVELOPMENT FUNDING, L.P.,
UNITED DEVELOPMENT FUNDING II, L.P.,
UNITED DEVELOPMENT FUNDING III, L.P. AND
UMTH LAND DEVELOPMENT, L.P.
     This Participation Agreement (the “Agreement”) is executed this       day of                     , 2005, by and among United Development Funding, L.P., a Nevada limited partnership, (“UDF I”), United Development Funding II, L.P., a Nevada limited partnership (“UDF II”), United Development Funding III, L.P., a Delaware limited partnership (“UDF III”), and UMTH Land Development, L.P., a Delaware limited partnership (“UMTH”).
     WHEREAS, UDF I and UDF II invest in land acquisition and development loans and participation agreements, provide equity as an investment in entities that acquire and develop single family residential properties, and provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans;
     WHEREAS, UDF III expects to invest in mortgage loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders, and that such mortgage loans will be secured by either a first lien or a second lien on real property (or, in some instances, wraparound loans or, in rare instances, third liens), and provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans;
     WHEREAS, UMTH is asset manager of UDF I and UDF II and the general partner of UDF III;
     WHEREAS, there will be certain opportunity transactions in which each of UDF I, UDF II and UDF III may invest capital; and
     WHEREAS, each of UDF I, UDF II, UDF III and UMTH seek to equitably apportion such opportunity among and between such entities;
     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. In each case in which there is an opportunity to participate in a transaction that qualifies for the investment criteria of any two or more of UDF I, UDF II or UDF III, the amount that each respective entity will invest in such shall be determined as follows:
     A. First, each respective entity will be allocated a percentage of the opportunity transaction determined as the ratio of the total amount of Equity Invested in such entity over the Total Combined Equity Invested, such percentage being the “Investment Percentage.” For purposes of this Agreement, “Equity Invested” shall include both direct investment and retained earnings as determined by the Most Recent Financial Statements, and the “Most Recent Financial Statements” shall mean the most recently available unaudited financial statements prepared by the respective entities as completed with respect to the most recent calendar quarter. For purposes of this paragraph 1. A., “Total Combined Equity Invested” shall mean the sum of the Equity Invested in each of UDF I, UDF II and UDF III.
     Each of the respective entities will invest in such opportunity transaction an amount equal to the Investment Percentage multiplied by the amount of Available Cash, as defined in paragraph 1. D. below, of the respective entity.
     B. Second, if, after allocating Available Cash pursuant to paragraph 1. A., there are still monies available to be invested in the opportunity transaction, the remaining investment opportunity shall be allocated amongst and between the entities with remaining Available Cash by allocating to each respective entity a percentage of the remaining opportunity transaction determined as the ratio of the total amount of Equity Invested in such fund over the Total Combined Equity Invested, such percentage being the “Remaining Investment Percentage.” For the purposes of this paragraph 1. B., “Total Combined Equity Invested” shall mean the sum of the Equity Invested in each of entities with remaining Available Cash.
     C. Third, if, after allocating Available Cash pursuant to paragraphs 1. A. and 1. B., there are still monies available to be invested in the opportunity transaction, the remaining investment opportunity shall be allocated to the entity with remaining Available Cash.
     D. “Available Cash” shall mean all cash of the respective entity available for investment, not including lines of credit or other borrowing facilities, as determined by UMTH taking into consideration the projected sources and uses of cash for that respective entity.
     2. Notwithstanding anything contained herein to the contrary, UMTH shall exercise its best efforts to or to cause the above allocation amongst and between UDF I, UDF II and UDF III to occur as set forth herein, provided, however, that UMTH may use approximations and rounding. Further, notwithstanding anything contained herein to the contrary, UMTH and its agents cannot assure that it will invest in all investment opportunities of which it or its agents become aware that are suitable for each of UDF I, UDF II and UDF III on an equal allocation amongst such entities.
     3. This Agreement shall be governed and construed under the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	UMTH Land Development, L.P.,
a Delaware limited partnership

By:

Jeff W. Shirley, President

By:	United Development Funding, L.P.,
a Nevada limited partnership

	By:	United Development Funding, Inc.,
its general partner

By:

Hollis M. Greenlaw

By:	United Development Funding II, L.P.,
a Nevada limited partnership

	By:	United Development Funding II, Inc.,
its general partner

By:

Hollis M. Greenlaw

By:	United Development Funding III, L.P.,
a Delaware limited partnership

	By:	UMTH Land Development, L.P.,
a Delaware limited partnership

By:

Jeff W. Shirley, President